UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

5:01 ACQUISITION CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	001-39612	85-2790755
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 Second Street, Suite 350 San Francisco, CA		94107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 993-8570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FVAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2022, Dr. Martin Mackay, Ph.D., a member of the board of directors (the “Board”) of 5:01 Acquisition Corp. (the “Company”), notified the Board of his decision to resign from the Board, effective immediately. Dr. Mackay was a member of the Audit Committee. In connection with and effective immediately following Dr. Mackay’s resignation, the Board appointed Samantha Singer, currently serving as an independent director of the Company, to the Audit Committee.

Dr. Mackay’s decision to resign is not based on any disagreement with the Company or its management. He has served on the Company’s Board since October 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5:01 ACQUISITION CORP.

	By:	/s/ Rebecca L. Lucia
Rebecca L. Lucia
Chief Financial Officer
Date: April 25, 2022